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                                                                     EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement is made and entered into as of June 17, 2002 (this "Agreement"), by and between SAFLINK Corporation, a Delaware corporation (the "Company"), and those purchasers listed on Exhibit A attached hereto who have executed a counterpart signature page attached hereto (each, a "Purchaser" and, collectively, the "Purchasers").

                  WHEREAS, pursuant to each of those certain Warrant Amendment Agreements, by and between the Company and each of the Purchasers (the "Amendment Agreements"), the Company agreed to provide certain registration rights to the Purchasers under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of the Company's Common Stock issuable upon exercise of the Series C Warrants (as defined in the Amendment Agreements);

                  WHEREAS, the Company and the Purchasers now desire to formalize those certain registration rights granted therein.

                  NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchasers hereby agree as follows:

               1. Definitions.

                  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Amendment Agreements. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Blackout Period" shall have the meaning set forth in Section 2(i).

                  "Board" shall have the meaning set forth in Section 2(i).

                  "Business Day" means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the state of Washington generally are authorized or required by law or other government actions to close.

                  "Commission" means the Securities and Exchange Commission.

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                  "Common Shares" shall have the meaning set forth in the
definition of "Registrable Securities."

                  "Common Stock" means the Company's Common Stock, $0.01 par value.

                  "Effectiveness Period" shall have the meaning set forth in
Section 2.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holder" means collectively, each holder from time to time of Registrable Securities including, without limitation, each Purchaser and its assignees.

                  "Indemnified Party" shall have the meaning set forth in
Section 5(c).

                  "Indemnifying Party" shall have the meaning set forth in
Section 5(c).

                  "Losses" shall have the meaning set forth in Section 5(a).

                  "OTC" shall mean the over-the-counter electronic bulletin board.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" means the shares of the Company's Common Stock issued and issuable upon exercise of the Series C Warrants and upon any stock split, stock dividend, recapitalization or similar event with respect to such shares of Common Stock and any other securities issued in exchange of or replacement of such shares of Common Stock (collectively, the "Common Shares"); until in the case of any of the Common Shares (i) a Registration Statement covering such Common Share has been declared effective by the SEC and continues to be effective during the Effectiveness Period; or (ii) such Common Share is sold in compliance with Rule 144 or may be sold pursuant to Rule 144(k), after which time such Common Share shall not be a Registrable Security.

                  "Registration Statement" means the registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including

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pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

               2. Registration; Company's Obligations. In connection with the registration of the Registrable Securities, the Company shall:

                  (a) As soon as practicable after the date hereof, prepare and file with the Commission a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the sale and distribution of all the Registrable Securities in the manner reasonably requested by the Holders. The Registration Statement shall be on Form S-2 or Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-2 or Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder). The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof, and to keep such Registration Statement continuously effective under the Securities Act until the earliest of (x) the date when all Registrable Securities covered by such Registration Statement have been sold, (y) the date on which the Registrable Securities may be sold pursuant to Rule 144(k) as determined by the counsel to the Company, or (z) the third (3rd) anniversary of the effective date of the Registration Statement (the "Effectiveness Period").

                  (b) (i) The Company shall use commercially reasonable efforts to prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period in order to register for resale under the Securities Act all of the Registrable Securities; and (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act.

                  (c) Notify the Holder of Registrable Securities to be sold promptly of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;
(ii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction; and (iii) the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction, at the earliest practicable moment.

                  (e) Promptly deliver to the Holder, without charge, as many copies of the Registration Statement, Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (f) Use commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

                  (g) Upon the occurrence of any event contemplated by Section 2(c)(iii), promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the OTC and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which the same securities issued by the Company are then listed.

                  (i) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may suspend effectiveness of a registration statement and suspend the sale of Registrable Securities under a Registration Statement one (1) time every three (3) months or three (3) times in any twelve

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month period, provided that the Company may not suspend its obligation for more than sixty (60) days in the aggregate in any twelve month period (each, a "Blackout Period"); provided, however, that no such suspension shall be permitted for more than twenty (20) consecutive trading days, arising out of the same set of facts, circumstances or transactions.

               3. Holder's Obligations

                  In connection with the registration of the Registrable Securities, the Holder shall:

                  (a) Cooperate with the Company in all respects, including supplying, in a timely manner, all information reasonably requested by the Company (which shall include all information regarding the Holder and the proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and delivering all documents reasonably requested in connection with the registration and sale of the Registrable Securities in usual and customary form.

                  (b) (i) Not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 2(e) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 2(c); (ii) comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement; and (iii) furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of the Holder if it fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.

                  (c) Upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 2(c)(i), 2(c)(ii) or 2(c)(iii), forthwith discontinue disposition of such Registrable Securities under the Registration Statement until the Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by
Section 2(g), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

               4. Registration Expenses

                  All reasonable fees and expenses incident to the performance of or compliance with this Agreement (excluding underwriting, brokerage and other selling commissions and discounts and any attorney's fees, costs or other similar expenses incurred by the Holders) shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement.

               5. Indemnification

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchaser, its permitted

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assignees, officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees, each Person who controls any such Purchaser or permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses"), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) as a result of the failure of the Holder to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale. The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.
Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c) hereof) and shall survive the transfer of the Registrable
Securities by the Holder.

                  (b) Indemnification by Purchaser. The Purchaser and its permitted assignees shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished in writing by the Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to the Holder or the Holder's proposed method of distribution of Registrable Securities and was furnished in writing by the Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus Supplement.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity pursuant to Section 5(a) or 5(b)

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

hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel reasonably acceptable to the Indemnifying Party that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not unreasonably be withheld, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder or pursuant to applicable law).

               6. Miscellaneous.

                  (a) Governing Law; Consent to Jurisdiction. The parties agree that this Agreement, and any disputes arising under this Agreement, will be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to any conflict of laws principle to the contrary. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in King County, Washington, and the parties irrevocably waive any right to raise forum non conveniens or any other argument

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that Washington is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of Washington. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6(a) shall affect or limit any right to serve process in any other manner permitted by law.

                  (b) Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties relating to this subject matter contained herein and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement expressly supercedes the Company's registration obligations under Section 4 of each of the Amendment Agreements entered into with the Purchasers. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Registrable Securities held by Purchasers. Any amendment or waiver effected in accordance with this Section 6(b) shall be binding upon each Holder (and their permitted assigns) and the Company.

                  (c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile, (ii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) actual receipt by the party to whom such notice is required to be given:



                  (x)  if to the Company:

                       SAFLINK Corporation
                       11911 NE 1/st/ Street, Suite B-304
                       Bellevue, WA 98005
                       Tel. No.: (425) 278-1208
                       Fax No.: (425) 278-1299
                       Attn: President

                       with a copy to:
                       Gray Cary Ware & Freidenrich LLP
                       999 Third Ave., Ste. 4000
                       Seattle, WA 98104
                       Tel. No.: (206) 839-4800
                       Fax No.: (206) 839-4801
                       Attn: W. Michael Hutchings

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


                      (y)  if to any Purchaser:

                           At the address of such Purchaser set forth on Exhibit A to this Agreement.

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

                  (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns.

                  (e) Assignment of Registration Rights. The rights of the Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder to any transferee of the Holder of all or a portion of the shares of Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall be for no less than 50% of the Registrable Securities. The rights to assignment shall apply to the Holder (and to subsequent) successors and assigns. In the event of an assignment pursuant to this Section 6(e), the Purchaser shall pay all incremental costs and expenses incurred by the Company in connection with filing a Registration Statement (or an amendment to the Registration Statement) to register the shares of Registrable Securities assigned to any assignee or transferee of the Purchaser.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (g) Termination. This Agreement shall terminate on the earliest of (i) the date on which all remaining Registrable Securities may be sold pursuant to Rule 144(k) of the Securities Act; (ii) the date when all Registrable Securities have been sold; or (iii) the third (3rd) anniversary of the effective date of the Registration Statement.

                  (h) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (i) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                           SAFLINK CORPORATION


                                           By:__________________________________
                                              Name:  Jon C. Engman
                                              Title: Chief Financial Officer

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


                           COUNTERPART SIGNATURE PAGE
                        TO REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

PURCHASER:

If you are an individual, please sign and print
your name to the right:                           ______________________________
                                                  Signature

                                                  ______________________________
                                                  Printed Name



If you are signing on behalf of an entity, please
print the legal name of the entity and sign to
the right, indicating your title                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Printed Name

                                                  ______________________________
                                                  Title

                                                  ______________________________
                                                  Entity Name

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